Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

November 22, 2023

Panbela Therapeutics, Inc.

712 Vista Boulevard #305

Waconia, MN 55387

Ladies and Gentlemen:

We have acted as counsel to Panbela Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration of the offer and sale from time to time by the selling securityholders (the “Selling Stockholders”) named in the Registration Statement (as defined below) of 4,260,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Warrant Shares are issuable to the Selling Stockholders upon the exercise of outstanding Class C common stock purchase warrants (the “Warrants”). The Warrant Shares are included in a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 22, 2023, including a related prospectus filed with the Registration Statement (the “Prospectus”). The Warrant Shares are to be sold by the Selling Stockholders as described in the Registration Statement and the Prospectus.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S‑K.

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Registration Statement and Prospectus, (ii) the Inducement Letters by and between each Selling Stockholder and the Company, the form of which is filed as Exhibit 10.31 to the Registration Statement (the “Inducement Letters”), (iii) the Warrants, the form of which is filed as Exhibit 4.18 to the Registration Statement, (vi) the Company’s Restated Certificate of Incorporation, as amended by that Certificate of Amendment, filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement, (vii) the Company’s Amended and Restated Bylaws, as amended to date, filed as Exhibit 3.3 to the Registration Statement, and (viii) the corporate proceedings of the Company taken to date with respect to the Registration Statement, Inducement Letters, Warrants, and Warrant Shares. We have also examined such authorities of law as we have deemed relevant as a basis for our opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed, without investigation, (i) the legal capacity of each natural person signing any of the documents and corporate records examined by us, (ii) the genuineness of all signatures, including electronic signatures, appearing upon the documents submitted to us for review, (iii) the authenticity of documents submitted to us as originals, (iv) the conformity to authentic original documents of documents submitted to us as copies, (v) the truth, accuracy and completeness of all corporate records and other documents and information made available to us by the Company, (vi) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, and (vii) that each party to each Inducement Letter (other than the Company) has duly authorized, executed and delivered such Inducement Letter and complied with all legal requirements pertaining to its status as such status relates to the right to enforce such Inducement Letter against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such Inducement Letter enforceable against it. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon certificates, statements and representations of officers and other representatives of the Company, public officials and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein, we are of the opinion that the issuance and sale of the Warrant Shares by the Company to the Selling Stockholders upon the exercise of the Warrants by the Selling Stockholders in accordance with and pursuant to the terms of the Inducement Letters and of the Warrants, including satisfaction of the requirement for approval by the Company’s stockholders in accordance with any applicable rules and regulations of any market or exchange on which the Common Stock is listed or quoted for trading, will have been duly authorized by all necessary corporate action on the part of the Company, and when, subsequent to such stockholder approval, the Warrant Shares shall have been duly registered on the books of the Company’s transfer agent and registrar therefor in the name or on behalf of such Selling Stockholders, and have been issued by the Company against payment therefor upon the exercise by such Selling Stockholders of the Warrants in the circumstances contemplated by and in accordance with the terms of the Inducement Letters and Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

We express no opinion to the extent that, notwithstanding the Company’s current reservation of the maximum number of Warrant Shares as of the date hereof, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Warrant Shares.

This opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to any other matters, including without limitation any matters relating to the securities or blue sky laws of any jurisdiction or any rules or regulations thereunder, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission issued thereunder.

This opinion letter is given as of the date hereof, and we assume no responsibility for updating this opinion letter or the opinions or statements set forth herein to take into account any event, action, interpretation or change in facts or law occurring subsequent to the date hereof that may affect the validity of any of such opinions or statements.

Very truly yours, FAEGRE DRINKER BIDDLE & REATH LLP /s/ Faegre Drinker Biddle & Reath LLP